SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2011

ISIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court

Carlsbad, CA 92010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Bylaws.

On December 13, 2011, the Board of Directors (the “Board”) of Isis Pharmaceuticals, Inc. (“Isis”), upon recommendation of the Nominating, Governance and Review Committee, adopted the Amended and Restated Bylaws of Isis, to, among other things, amend Article III, Section 8 of the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections.  The new majority vote standard provides that to be elected, in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares voted “for” the nominee must exceed 50% of the votes cast with respect to that director. The number of votes cast with respect to a director’s election excludes abstentions and broker non-votes with respect to that director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating, Governance and Review Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating, Governance and Review Committee or in the Board’s decision. If a nominee’s failure to be elected at the annual meeting results in a vacancy on the Board, then the Board can fill the vacancy.

The description of the Amended and Restated Bylaws set forth above is qualified in its entirety by reference to the full and complete Amended and Restated Bylaws, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Amended and Restated Bylaws of Isis Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ISIS PHARMACEUTICALS, INC.

Dated: December 13, 2011	By:	/s/ B. Lynne Parshall
B. LYNNE PARSHALL
Chief Financial Officer and Chief Operating Officer

INDEX TO EXHIBITS

3.1	Amended and Restated Bylaws of Isis Pharmaceuticals, Inc.